NOTICE OF SPECIAL MEETING

TO BE HELD MARCH 3, 2008

To the Shareholders of the Valley Forge Fund

NOTICE IS HEREBY GIVEN that a Special Meeting of The Valley Forge Fund will be held at 1375 Anthony Wayne Drive, Wayne PA. 19087 March 3, 2008 at 7:30PM for the following purposes.

1) To ratify or reject the selection of Conner & Associates, PC, Certified Public Accountants to audit and certify financial statements of the Fund for the fiscal year ending December 31, 2007.

2) To transact such other business as may properly come before the meeting or any general adjournments thereof.

The Board of Directors has fixed the close of business on February 19,  2008 as the record date for determination of the shareholders entitled to notice of, and to vote at the meeting.

PLEASE FILL IN, SIGN AND RETURN THE ENCLOSED PROXY IF

YOU DO NOT EXPECT TO ATTEND THE MEETING IN PERSON.

PROMPT RETURN OF YOUR PROXY WILL BE APPRECIATED.

PROXY STATEMENT

THE VALLEY FORGE FUND

1375 Anthony Wayne Dr.  Wayne, PA. 19087   Tel. 1-800-548-1942

Enclosed herewith is notice of a Special Meeting of Shareholders of The Valley Forge Fund (the "Fund") and a proxy form solicited by the Board of Directors of the Fund.  This material was first mailed to shareholders on February 20, 2008.  Exercised proxies may be revoked by you at any time either by mail notice to the Fund, resubmittal at a later date or voting at the meeting.  Please place your instructions on the enclosed one, then sign, date and return.

The Fund has one class of capital stock of the Fund, all having equal voting rights.  On February 19, 2008, the date of record, there were 968,313 shares outstanding, held by shareholders entitled to notice of and to vote at the meeting.  In all matters, each share has one vote.

A quorum must exist to hold an annual meeting. It requires that more than fifty percent of the outstanding shares be present or represented by proxy.  Abstentions and broker accounts that do not vote are considered as being present with negative votes.  Sixty-seven percent of the votes cast or fifty percent of the outstanding shares, whichever is less, will pass any proposal presented.

PROPOSAL #1: RATIFICATION OR REJECTION OF SELECTION OF AUDITOR

The Philadelphia Office of the Securities and Exchange performed a scheduled on site examination of the books and records of the Valley Forge Fund that was documented in a letter dated April 30, 2007.  They found accounting procedures that could be considered conflicts of interest that had the potential to harm Fund shareholders. These conflicts had never been disclosed or specified by Sanville & Co., the Firm’s audit firm for the past six years.  As a consequence, the SEC Staff recommended that an independent Audit firm be employed by the Fund to define and clarify the problem areas.

Conner & Associates PC (“C&A”) was selected by the Fund and did an excellent analysis that complimented the Securities & Exchange’s Examination.  Their in depth study uncovered no malfeasance whatsoever, but did identify areas that were improper, such as Fund management having bank accounts in the same instution as the Fund and having only one signature on large Fund checks.  All  potential conflicts of interest addressed in the Securities & Exchange  examination and C& P’s work have been studied in depth by the Fund’s Board of Directors and Management and proper corrective action has been adapted.

Your Board of Directors recommends, subject to shareholder approval, Conner & Associates PC (“C&A”) Certified Public Accountants to audit and certify financial statements of the Fund for the year 2007.  Neither C&A nor any of its partners may have any direct or material indirect interest in the Fund and will provide no non-auditing services.  No representative of C&A will be present at the meeting unless requested by a shareholder in advance.  Requests, if desired, should be directed to the Secretary of the Fund.

Audit Fees: Sanville & Company charged $9,800 for the 2006 audit and $10,100 for the years 2004, 2005 & 2006 financial restatements.  Conners & Associates charged $9.310 for their professional services concerning the SEC Staff Letter review. The fee for the year 2007 is expected to be increased to $12,500 because of the complexities added to meet the new requirements brought on by detected malfeasance in other mutual fund complexes. This charge includes reporting its findings to the Securities & Exchange Commission and the Fund's Board of Directors concerning the certified audit.

All Other Fees: There are no other Audit Fees anticipated for the year 2007.

SHAREHOLDER PROPOSALS

The Fund expects to hold its next annual meeting in August 2008.  Shareholder proposals may be presented at that meeting provided they are received by the Fund no later than January 4, 2008 in accordance with Rule 14a-8 under the Securities & Exchange Act of 1934 which sets forth certain requirements.

OTHER MATTERS

The Directors know of no other matters to be presented at the meeting other than those mentioned above. Should other business come before the meeting, the proxies will be voted in accordance with the view of the Board of Directors.

PROXY - SOLICITED BY THE BOARD OF DIRECTORS

VALLEY FORGE FUND SPECIAL MEETING OF SHAREHOLDERS MARCH 3, 2008

The Special Meeting of the VALLEY FORGE FUND will be held at 1375 Anthony Wayne Dr., Wayne PA at 7:30 P.M.  The undersigned hereby appoints Bernard B. Klawans or Sandra K. Texter as proxy to represent and to vote all shares of the undersigned at the Special Shareholder Meeting and all adjournments thereof, with all powers the undersigned would possess if personally present, upon the matters specified below.

SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED:  PROXIES WILL

BE VOTED POSITIVELY IF NO DIRECTION IS GIVEN.  PROXIES MAY VOTE AT THEIR DIS-

CRETION ON ANY OTHER MATTER THAT MAY PROPERLY COME BEFORE THE MEETING

The Board of Directors recommends that you vote FOR on all Proposals.

1. Ratification or rejection of selection of Conners & Associates PC by the Board of Directors as independent public accountants to audit and certify financial statements of the Fund for the fiscal year ending December 31 2007.

                                                     ___                          ___                                  ___

                                                    l___l   FOR              l___l   AGAINST             l___l   ABSTAIN

2. To consider and act upon any other matters that may properly come before the meeting or any adjournments thereof

Please mark, date, sign and return the proxy promptly in the enclosed envelope.  For joint registrations, both parties should sign.

Dated ___________________, 2008                                                 _______________________

                                                                                                                 Shareholder's Signature

                                                                                                           _______________________

                                                                                                                Shareholder's Signature

You should review your address and note corrections below.

                                                                                                  February 22, 2008